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                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              ---------------------

  ACETO CORPORATION ANNOUNCES 163% INCREASE IN FOURTH QUARTER OPERATING INCOME
                          COMPARED TO YEAR AGO QUARTER


LAKE SUCCESS, NY - September 8, 2006 - Aceto Corporation (NASDAQ:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced results of operations for its fourth quarter and fiscal year ended June 30, 2006.

Net sales for the fourth quarter were marginally down to $71.8 million from $73.7 million in the year ago quarter and gross profit increased $1.3 million, or 10.7%, to $13.3 million from $12.0 in the fiscal 2005 quarter. This, coupled with a 10.9% reduction in the Company's selling, general and administrative expenses, produced a 162.7% increase in operating income to $3.9 million.

Net income increased by 6.2% to $3.0 million, or $0.12 per diluted share, up from $2.8 million or $0.11 per diluted share in the 2005 quarter. Last years fourth quarter net income included a one- time tax benefit of $1.3 million, or $0.05 per diluted share.

For the fiscal year ended June 30, 2006, net sales were $297.1 million compared to $313.4 million in 2005, a decrease of 5.2%, attributable to the previously disclosed decrease in sales of two active pharmaceutical ingredients (APIs) due to intense competition. These APIs generated $19.8 million in sales in 2005 compared to $3.8 million in 2006. Gross margin increased slightly to 17.1% from 16.9%, and combined with a 6.7% reduction in selling, general and administrative expenses, operating income increased 3.8% to $12.0 million from $11.5 million in fiscal 2005. Aceto's pre-tax income from continued operations increased 3.7% to $13.3 million from $12.8 million last year. Net income was $9.2 million or $0.38 per diluted share in 2006, compared to $10.0 million or $0.41 per diluted share in 2005, which included a $0.02 per diluted share loss from the Company's discontinued Institutional Sanitary Supply segment and the previously discussed $0.05 per share tax benefit.

Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "We are pleased with the results that we have reported today, especially in light of the challenging economic conditions in the chemical and pharmaceutical industries. Operating income in the fourth quarter of 2006 increased by more than two and one half times the 2005 level which can largely be attributed to the huge strides that we have made in the reduction of our SG&A expense in 2006. In the fourth quarter, while increasing our focus on our strategic initiatives, we reduced overall SG&A expense by almost 11% compared to last year's fourth quarter, without having any noticeable effect on our operating capabilities."

Mr. Schwartz continued, "During the fourth quarter, sales in our Health Sciences segment were up 3% in the face of a very competitive generic drug market. Our Chemicals & Colorants sales decreased 6% primarily due to lower sales in the Agricultural Intermediates product group, and our Agrochemicals sales declined 2% because of the hot, dry weather

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throughout much of the US. Nonetheless, our higher gross profit margin and continued reduction in SG&A expenses enabled us to achieve strong operating results despite the slightly lower overall sales level."

Highlighting recent developments on some of Aceto's strategic initiatives, Mr. Schwartz commented, "Our initiative to provide vaccines for companion animals remains on track as we have completed all documentary requirements which the USDA has accepted. We are awaiting the final results of animal testing and have a high level of confidence the testing will be successful. As a result, we expect to receive USDA approval by the end of calendar 2006, at which time we will implement our marketing program and immediately enter the market with Aceto branded product."

Mr. Schwartz continued, "In the fourth quarter, we continued to make progress in the three key areas of our initiative to sell Aceto branded generic drugs in finished dosage form. We have deals in place with three reputable, highly qualified, Indian producers to purchase four products for Aceto to sell in the United States. One of the products already has an approved ANDA, one product has a filed ANDA and expects approval within the next three months and the other two products have filed ANDAs and approvals are expected within twelve months. As discussed before, it is the Company's intention to sell directly into multiple distribution channels including large retail pharmacies and to direct distributors to hospitals. As it relates to our entry into the market, we now have a ready customer base that understands, and is anxious to participate in, Aceto's new business model. With respect to regulatory compliance, the Company is very confident that it has achieved the capability to satisfy all of the regulatory requirements and still maintain its status as a distributor.

"During the fourth quarter, we announced our plans to expand Aceto's capabilities in servicing the global pharmaceutical and chemical industries by purchasing or constructing a facility in or near Mumbai, India and establishing Indian headquarters. The facility will house state-of-the-art pharmaceutical quality control/quality assurance and analytical laboratories, will serve as Aceto's Indian logistics center and will provide quality and analytical services in support of other Aceto operations worldwide."

Mr. Schwartz concluded, "We ended fiscal 2006 with working capital of $104.7 million, no long-term debt and shareholders' equity of $115.1 million. We believe this level of working capital provides us the financial strength to move our strategic initiatives forward. We remain optimistic about the Company's long-term business prospects, with our core businesses serving as a solid foundation for future growth. In terms of financial guidance, we expect to earn approximately $0.07 per diluted share in the first quarter of fiscal 2007, compared to $0.08 in the first quarter of fiscal 2006 which included a free trade zone rebate in China of $ 0.6 million."

CONFERENCE CALL

Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Friday, September 8, 2006. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international

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callers) - please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 5113640). The conference call will also be webcast live via the Investor Relations section of the Company's website, WWW.ACETO.COM. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday, September 8, 2006 until 5:00 p.m. ET on Monday, September 11, 2006. Dial 800-642-1687
(706-645-9291 for international callers) and enter the code 5113640 for the phone replay.


ABOUT ACETO

Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, agrochemicals and specialty chemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding approval of applications for, and sales of, veterinary vaccines, entering the market for finished dosage forms, results for the first quarter of fiscal year 2007, and prospects for long-term growth. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.


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CONTACTS:

AT THE COMPANY:
Aceto Corporation
Leonard S. Schwartz, Chairman/CEO/President
Douglas Roth, CFO
Theodore Ayvas, Director Corporate Communications & Investor Relations
(516) 627-6000
WWW.ACETO.COM

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                                                          Aceto Corp.
                                               Consolidated Statements of Income
                                            (in thousands, except per share amounts)



                                                                   Three Months Ended                    Year Ended
                                                                       June 30,                            June 30,
                                                                  2006           2005               2006              2005
                                                                --------      ---------          ----------      ----------
                                                                      (unaudited)
Net sales                                                       $ 71,824      $  73,683          $  297,130      $  313,381
Cost of sales                                                     58,480         61,628             246,371         260,280
                                                                --------      ---------          ----------      ----------
Gross profit                                                      13,344         12,055              50,759          53,101
Gross profit %                                                    18.58%         16.36%              17.08%          16.94%

Selling, general and
  administrative expenses                                          9,406         10,556              38,786          41,561
                                                                --------      ---------          ----------      ----------
Operating income                                                   3,938          1,499              11,973          11,540

Other income, net of
  interest expense                                                   191            415               1,285           1,248
                                                                --------      ---------          ----------      ----------

Income from continuing operations before income taxes              4,129          1,914              13,258          12,788
Provision for income taxes                                         1,164           (923)              3,994           2,163
                                                                --------      ---------          ----------      ----------
Income from continuing operations                                  2,965          2,837               9,264          10,625
Loss from discontinued operations, net of taxes                        -            (45)                (27)           (610)
                                                                --------      ---------          ----------      ----------
Net income                                                      $  2,965      $   2,792          $    9,237      $   10,015
                                                                ========      =========          ==========      ==========


Basic income per common share:
  Income from continuing operations                             $   0.12      $    0.12          $     0.38      $     0.44
  Loss from discontinued operations                             $    -        $     -            $      -        $    (0.03)
  Net income                                                    $   0.12      $    0.12          $     0.38      $     0.41

Diluted income per common share:
  Income from continuing operations                             $   0.12      $    0.11          $     0.38      $     0.43
  Loss from discontinued operations                             $    -        $     -            $      -        $    (0.02)
  Net income                                                    $   0.12      $    0.11          $     0.38      $     0.41

Weighted average shares outstanding:
  Basic                                                           24,270         24,270              24,267          24,198
  Diluted                                                         24,602         24,610              24,590          24,670
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

                                   ACETO CORPORATION
                              Consolidated Balance Sheet
                       (in thousands, except per-share amounts)

                                                             June 30, 2006     June 30, 2005
                                                             -------------     -------------

ASSETS
Current Assets:
  Cash and cash equivalents                                     $  33,732         $  19,950
  Investments                                                       3,309             5,068
  Trade receivables: less allowances for doubtful
    accounts:June 30, 2006 $416; and June 30, 2005 $427            50,993            49,636
  Other receivables                                                 1,406             1,421
                                                                ---------         ---------
                                                                   52,399            51,057

  Inventory                                                        47,259            51,722
  Prepaid expenses and other current assets                         1,011               821
  Assets held for sale                                               -                  242
  Deferred income tax asset, net                                    3,396             2,780
                                                                ---------         ---------
        Total current assets                                      141,106           131,640

Long-term notes receivable                                            557               624
Property and equipment, net                                         4,808             5,217
Property held for sale                                              4,531               326
Goodwill                                                            1,755             1,720
Intangible assets,net                                               3,789             3,153
Deferred income tax benefit, net                                    7,356             3,626
Other assets                                                        2,690             2,722
                                                                ---------         ---------

Total Assets                                                    $ 166,592         $ 149,028
                                                                =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $  24,424         $  27,245
  Short term bank loans                                              -                  126
  Note payable - related party                                        500               500
  Accrued expenses                                                 10,612             9,474
  Deferred income tax liability                                       863              -
  Liabilities related to assets held for sale                        -                   46
                                                                ---------         ---------
         Total current liabilities                                 36,399            37,391

Long-term liabilites                                                6,379             3,811
Environmental remediation liability                                 5,200              -
Deferred income tax liability                                       3,329              -
Minority interest                                                     232               171
                                                                ---------         ---------
          Total liabilities                                        51,539            41,373

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares issued;
        24,278 and 24,282 shares outstanding at
        June 30, 2006 and 2005, respectively)                         256               256
  Capital in excess of par value                                   56,691            56,903
  Retained earnings                                                68,464            62,864
  Treasury stock, at cost:
       (1,366 and 1,362 shares at June
        30, 2006 and 2005, respectively)                          (13,198)          (13,505)
  Accumulated other comprehensive income                            2,840             1,137
                                                                ---------         ---------
         Total shareholders' equity                               115,053           107,655
                                                                ---------         ---------
Total liabilities and shareholders' equity                      $ 166,592         $ 149,028
                                                                =========         =========
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